                                                                    EXHIBIT 4.24

THE SECURITIES REPRESENTED BY THIS WARRANT AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT MAY BE ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

               WARRANT TO PURCHASE 100,000 SHARES OF COMMON STOCK

      1. GRANT OF WARRANT.

            1.1 SinoFresh HealthCare, Inc., a Florida corporation (the "Company"), hereby agrees that DAVID N. MACRAE or registered assigns thereof (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company One Hundred Thousand (100,000) fully paid and non-assessable shares of Common Stock, at a price of Seven and No/100 ($7.00) per share (the "Exercise Price"). This Warrant expires at 5:00 p.m. Eastern Time on August 31, 2008 (the "Expiration Date").

            1.2 The term "Common Stock" means the Common Stock, no par value per share, of the Company as constituted on the date hereof, together with any other equity securities that may be issued by the Company in substitution therefore. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Shares." The term "Company" means and includes the Company as well as (i) any successor corporation resulting from the merger or consolidation of such corporation with another corporation, or (ii) any corporation to which such corporation has transferred its property or assets as an entirety or substantially as an entirety.

      2. EXERCISE OF WARRANT. Subject to the limitations set forth in Section 5, this Warrant shall be exercisable according to the vesting schedule below and expiring at 5:00 p.m. Eastern Time, on the Expiration Date or, if such day is a day on which banking institutions in Florida are authorized by law to close, then on the next succeeding day that shall not be such a day:

Date Exercisable                        Number of Shares
----------------                        ----------------
September 1, 2004                           33,333

September 1, 2005                           33,333

September 1, 2006                           33,334

      The Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company at its principal office with the Election to Purchase Form attached hereto duly executed for the number of shares specified in such form. The Exercise Price for the Warrant Stock shall be paid in cash or by check, which shall be delivered to the Company, together with this Warrant, concurrently with the Election to Purchase Form. Notwithstanding the foregoing, if the resale of the Warrant Shares is not then registered pursuant to an effective registration statement under Section 6 hereof, the Holder may exercise this Warrant by presentation and surrender of this Warrant at its executive offices together with the Election to Purchase Form indicating the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof ("Cashless Exercise"). In the event of a Cashless Exercise, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the (i) Market Price per share of the Common Stock and (ii) the Exercise Price, and the denominator of which shall be the Market Price. For purposes of this Cashless Exercise provision, the term "Market Price" shall mean, (a) the average of the daily closing bid prices on the OTC Electronic Bulletin Board ("OTCBB") as reported by Bloomberg for the five (5) consecutive Trading Days immediately preceding the date the Election to Purchase is delivered to the Company, or (b) if the OTCBB is not the principal trading market for the Common Stock, the average of the closing bid prices on the principal trading market for the Common Stock as reported by Bloomberg, or (c) if the market value cannot be calculated on any of the foregoing basis, the Market Price shall be determined in good faith by the Company's Board of Directors. The term "Trading Day" means any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then traded.

      If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

      Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

      3. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery all shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon exercise in compliance with the terms of this Warrant, shall be validly issued, fully paid and non-assessable.

      4. RESTRICTIONS ON EXERCISE AND TRANSFER.

            4.1 EXERCISE. As a condition to the exercise hereof, the Holder shall make any truthful representation or warranty reasonably required to facilitate the application of any exemption(s) from federal and state registration requirements in connection therewith.

            4.2 HOLDER'S INTENT. The Holder of this Warrant, by acceptance hereof, represents and warrants to the Company that such Holder is acquiring this Warrant and the Warrant Shares for investment for the Holder's own account and not with a view to, or for resale in connection with, any distribution thereof.

            4.3 TRANSFER. Neither this Warrant nor the Warrant Shares have been registered under the Act, and none of the foregoing may be sold or transferred in whole or in part unless the Holder shall have first given notice to the Company describing such sale or transfer and furnished to the Company an opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the 1933 Act.

            4.4 LEGENDS. Each certificate representing Warrant Shares purchased hereunder shall bear legends substantially as follows:

            THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

            THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE COMPANY WILL FURNISH IN WRITING AND WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATION, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTION OF SUCH PREFERENCES AND/OR RIGHTS.

      5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES FOR SUBDIVISION OR COMBINATION OF COMMON STOCK.

            5.1 ADJUSTMENTS.

                  (1) SUBDIVISION. In the event that the Company at any time or from time to time after the date of this Warrant shall declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), then the Exercise Price in effect immediately prior to such event and the number of shares purchasable hereunder shall, concurrently with the effectiveness of such event, be proportionately decreased and increased, respectively.

                  (2) COMBINATION. In the event that at any time or from time to time after the date of this Warrant the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock (by reclassification or otherwise), then the Exercise Price in effect immediately prior to such event and the number of shares purchasable hereunder shall, concurrently with the effectiveness of such event, be proportionately increased and decreased, respectively.

            5.2 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. In the event of any reorganization or any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or corporations or the conveyance of all or substantially all of the Company's assets to another corporation (except for any such transaction which is treated as a liquidation, dissolution or winding up of the Company), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property (including cash) to which a holder of the number of remaining Shares purchasable hereunder would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the exercise of this Warrant.

      6. REGISTRATION RIGHTS.

            6.1 "PIGGYBACK REGISTRATION". If the Company at any time after the date of this Agreement proposes to register any of its securities under the 1933 Act (other than in connection a merger or other transaction utilizing Form S-4, or pursuant to Form S-8, or other comparable form), the Company shall request that the managing underwriter (if any) of such underwritten offering include the Warrant Shares in the registration statement for the underwritten offering in such registration. The Warrant Shares are sometimes referred to collectively herein as the "Registrable Securities". If such managing underwriter agrees to include the Registrable Securities in the registration statement relating to the underwritten offering, the Company shall at such time give prompt written notice to Holder of its intention to effect such registration and of such Holder's right under such proposed registration, and upon the request of Holder delivered to the Company within five (5) business days after giving such notice (which request shall specify the Registrable Securities intended to be disposed of by Holder), the Company shall include such Registrable Securities held by Holder requested to be included in such registration; provided, however, that:

                  (1) If, at any time after giving such written notice of the Company's intention to register any of the Holder's Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to file the registration statement wherein the Registrable Securities are being registered or to delay the registration of such Registrable Securities, at its sole election, the Company may give written notice of such determination to Holder and thereupon shall be relieved of its obligation to register any Registrable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registrable Securities in a subsequent registration); and in the case of a determination to delay a registration, the Company shall thereupon be permitted to delay registering any Registrable Securities for the same period as the delay in respect of securities being registered for the Company's own account.

                  (2) If the managing underwriter in an underwritten offering shall advise the Company that it declines to include a portion or all of the Registrable Securities requested by the Holder to be included in the registration statement, then distribution of all or a specified portion of the Registrable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of the Registrable Securities, such portion to be excluded shall be allocated among such holders and any affiliates of the Company including securities to be registered in such underwritten offering in proportion to the respective number of Registrable Securities and other securities requested to be registered by each such holder and affiliate). In such event the Company shall give the Holder prompt notice of the number of Registrable Securities excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement.

                  (3) Notwithstanding anything to the contrary stated herein, if deemed to be in the best interests of the Company due to pending unpublished material information, the time necessary to complete financial statements, or other reason deemed appropriate by the Company and counsel to the Company, the Company shall have the right to delay, terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration, whether or not Holder has elected to include Holder's Registrable Securities in such registration. Under no circumstances shall the Company be required to conduct any audit of its financial statements other than as is normally required to satisfy the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding anything else herein to the contrary, all registration rights set forth herein are subject to any registration rights granted prior to the date hereof

            6.2 COOPERATION WITH COMPANY. The Company shall not be required to include any of the Holder's Registrable Securities in a registration statement relating to an underwritten offering of the Company's securities unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling shareholders) and the Holder agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request. The Holder will cooperate with the Company in all respects in connection with this Warrant, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

      7. REGISTRATION PROCEDURES. If and whenever the Company effects the registration of any of the Registrable Securities under the 1933 Act pursuant to
Section 6 above, the Company shall (except as otherwise provided in this Warrant), as expeditiously as possible:

            7.1 prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective until the earlier of (i) the termination of the registration statement pursuant to other registration rights agreements, and (ii) all the Registrable Securities are sold or become capable of being publicly sold without registration under the 1933 Act;

            7.2 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

            7.3 furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holder;

            7.4 notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      8. RESTRICTIONS ON TRANSFER OF REGISTRABLE SECURITIES. If an underwriter of an underwritten offering requests, the Holder agrees that he will not sell, transfer, assign, hypothecate or otherwise dispose of any of the Registrable Securities for a period of time requested by the underwriter, not to exceed six
(6) months from the effective date of the registration statement pursuant to which its

Registrable Securities have been registered without the prior written consent of the underwriter of the Company's public offering.

      9. EXPENSES. All expenses incurred in any registration of the Holder's Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holder's Registrable Securities under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 7(d); provided, however, the Company shall not be liable for
(a) any discounts or commissions to any underwriter or broker/dealer in connection with the sale of the Registrable Securities; (b) any stock transfer taxes incurred with respect to Registrable Securities or (c) the fees and expenses of counsel for Holder.

      10. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

            10.1 COMPANY INDEMNITY. Without limitation of any other indemnity provided to Holder, either in connection with the offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless Holder, the affiliates, officers, directors and partners of Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and in each case, the Company shall reimburse the Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or any other officer, director or controlling person thereof

            10.2 HOLDER INDEMNITY. The Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and in each case the Holder shall reimburse the Company, affiliate, officer or director or shareholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly by such Holder or any other officer, director or controlling person thereof to the

Company in connection with the registration of Registrable Securities. Notwithstanding the above, the Holder's indemnification shall be limited to the proceeds received by the Holder from the sale of its securities registered under the registration statement.

            10.3 NOTICE; RIGHT TO DEFEND. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 10 deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel in combination with other parties who have entered into substantially identical agreements, with the fees and expenses to be paid by the indemnifying party, if the indemnified party based upon advice of counsel reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement. There can be no settlement without the indemnifying party's prior consent.

            10.4 CONTRIBUTION. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

            10.5 SURVIVAL OF INDEMNITY. The indemnification provided by this Warrant shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Warrant.

      11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Holder under this Warrant, including the rights to cause the Company to register Registrable Securities, may not be assigned without the written prior consent of the Company. In the event of any transfer, the transfer will only be permitted if the transferee agrees to be bound by the provisions of this Warrant.

      12. NOTICES OF RECORD DATE, ETC. The Company shall establish a record date for the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or to receive any other right:

            12.1 of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any share exchange for shares of capital stock of another corporation or any conveyance of all or substantially all of the assets of the Company to another corporation;

            12.2 of any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            12.3 the Company shall enter into a letter of intent or agreement with respect to a transaction by which all of the outstanding shares of Common Stock of the Company are to be acquired by a third party; then the Company shall mail or cause to be mailed to each Holder at the time outstanding a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, and stating the amount and character of such dividend, distribution or rights, (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon the completion of such transaction, or (C) the closing of the acquisition by a third party of all of the outstanding shares of Common Stock. Such notice shall be mailed as soon as practicable after the occurrence or likelihood of such event is publicly disclosed, but in any event at least twenty (20) business days prior to the date specified in such notice.

      13. NOTICES. All notices required hereunder must be in writing and shall be deemed given when telefaxed, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to the Company, at 516 Paul Morris Drive, Englewood, FL 34223, Attention:
Chief Financial Officer; and if to the Holder, at 621 Casey Key Road, Nokomis, Florida 34275, or at such other address of which the Company or Holder has been advised by notice hereunder.

      14. NO RIGHTS AS SHAREHOLDERS. Nothing contained in this Warrant confers or shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

      15. EXCHANGE AND REPLACEMENT OF CERTIFICATE.

            15.1 This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

            15.2 Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and return and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

      16. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Warrant Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

      17. WITHHOLDING TAXES.

            17.1 Whenever Warrant Shares are to be issued upon the exercise of this Warrant, the Company shall have the right to require the Holder to remit to the Company in cash an amount sufficient to satisfy U.S. federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Warrant Shares.

            17.2 Notwithstanding Section 17.1, at the election of a Holder, subject to the approval of the Board of Directors of the Company, when Warrant Shares are to be issued upon the exercise of this Warrant, the Holder may tender to the Company a number of Warrant Shares, or the Company shall withhold a number of such Warrant Shares, the fair market value of which is sufficient to satisfy the tax requirements, if any, attributable to such exercise or occurrence.

      18. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Florida, without regard to conflicts of laws principles.

      19. SEVERABILITY. If one or more provisions of the Warrant are held to be unenforceable under applicable law, such provision shall be excluded from the Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      20. SUCCESSORS. All of the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributes, successors and assigns.

      21. HEADINGS. The headings in this Warrant are intended for convenience only and shall have no substantive effect.

      NOW THEREFORE, the Company has caused this Warrant to be signed as of and effective September 1, 2003.

                                SINOFRESH HEALTHCARE, INC.

                                By:  /s/ Charles Fust
                                Name:     Charles Fust
                                Title:    Chairman and Chief Executive Officer

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

                               TRANSFER OF WARRANT

      For value received _______________________ hereby sells, assigns and transfers unto _________________________ the right to purchase _______ shares of Common Stock, no par value per share, of SinoFresh HealthCare, Inc., which rights are represented by the attached Warrant, and does hereby irrevocably constitute and appoint ________________ attorney to transfer said rights on the books of such Corporation.

Dated:______________________________________, ____

In the Presence of
__________________________________________________

                              ELECTION TO PURCHASE

                (To be signed only upon exercise of the Warrant)

TO:   SinoFresh HealthCare. Inc.

The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on ______________ and to purchase thereunder ____________ shares of Common Stock of SinoFresh HealthCare, Inc. (the "Company") and herewith encloses either payment of $__________________ or instructions regarding the manner of exercise permitted under Section 2 of the Warrant, in full payment of the purchase price of such shares being purchased.

Dated:

                              __________________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                              __________________________________________________
                              (Please Print Name)

                              __________________________________________________
                              (Address)

      The Holder hereby represents and warrants to and agrees with the Company that, if the shares of Common Stock which the Holder hereby subscribes for have not been effectively registered under the Securities Act of 1933, or any similar Federal statute in effect at the date of this Election to Purchase, the Holder is purchasing said shares of Common Stock for his or its own account for investment, and not with a view to, or for sale in connection with, any distribution of such shares and without any present intention of distributing or selling such shares.

Very truly yours,

(Signature of Holder or duly authorized Agent)

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